As filed with the Securities and Exchange Commission on August 24, 2004

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     This filing relates to a planned acquisition of Province Healthcare Company (“Province Healthcare”) and LifePoint Hospitals, Inc. (“LifePoint Hospitals”) pursuant to the terms of an Agreement and Plan of Merger, dated as of August 15, 2004 (the “Merger Agreement”) by and among LifePoint Hospitals, Lakers Holding Corp., Lakers Acquisitions Corp., Pacers Acquisition Corp. and Province Healthcare. The Merger Agreement has been filed with the Securities and Exchange Commission as an exhibit to the Current Report on Form 8-K filed by Province Healthcare on August 17, 2004.

     The following presentation was made available by LifePoint Hospitals on its website (www.lifepointhosptials.com). The presentation includes non-GAAP financial measures, which are qualified by GAAP reconciliation information that is included in the presentation and will also be made available on LifePoint Hospitals’ website.

"SERVING THE NON-URBAN COMMUNITY"

FORWARD-LOOKING STATEMENTS This document may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Such forward-looking statements reflect LifePoint Hospitals, Inc.'s ("LifePoint Hospitals") and Province Healthcare Company's ("Province Healthcare") current expectations and beliefs and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from those described in the forward-looking statements. For example, such risks, uncertainties, assumptions and other factors include, without limitation, the possibility that: (1) the companies may be unable to obtain the required stockholder or regulatory approvals; (2) problems may arise in successfully integrating the businesses of the two companies; (3) the acquisition may involve unexpected costs; (4) the combined company may be unable to achieve cost-cutting synergies; (5) the businesses may suffer as a result of uncertainty surrounding the acquisition; and (6) the combined company may be subject to future regulatory or legislative actions. For a further discussion of these and other risks, uncertainties, assumptions and other factors, see LifePoint Hospitals' and Province Healthcare's filings with the Securities and Exchange Commission. LifePoint Hospitals and Province Healthcare undertake no duty to update forward-looking statements.

ADDITIONAL INFORMATION In connection with the proposed transaction, LifePoint Hospitals and Province Healthcare intend to file with the Securities and Exchange Commission ("SEC") a joint proxy statement/prospectus, as part of a Registration Statement on Form S-4, and other relevant materials. The joint proxy statement/prospectus will be mailed to the stockholders of LifePoint Hospitals and Province Healthcare. Investors and security holders are advised to read the joint proxy statement/prospectus, registration statement and other relevant materials when they become available, as well as any amendments or supplements to those documents, because they will contain important information about LifePoint Hospitals, Province Healthcare and the proposed transaction. In addition, the joint proxy statement/prospectus, registration statement and other relevant materials filed by LifePoint Hospitals or Province Healthcare with the SEC, may be obtained free of charge at the SEC's web site at http://www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by LifePoint Hospitals by contacting Investor Relations, LifePoint Hospitals, Inc., 103 Powell Court, Suite 200, Brentwood, Tennessee, 37027, Phone: (615) 372-8500 and by Province Healthcare by contacting Investor Relations, Province Healthcare Company, 105 Westwood Place, Suite 400, Brentwood, Tennessee, 37027, Phone: (615) 370-1377. LifePoint Hospitals and Province Healthcare, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from their respective stockholders with respect to the transactions contemplated by the merger agreement. Information about the directors and executive officers of LifePoint Hospitals, and their interests in the transactions contemplated by the merger agreement, including their ownership of LifePoint Hospitals common stock, is set forth in the proxy statement for LifePoint Hospitals' 2004 annual meeting, which was filed with the SEC on April 28, 2004. Information about the directors and executive officers of Province Healthcare, and their interests in the transactions contemplated by the merger agreement, including their ownership of Province Healthcare common stock, is set forth in the proxy statement for Province Healthcare's 2004 annual meeting, which was filed with the SEC on April 20, 2004. Investors and security holders may obtain additional information regarding the interests of such potential participants by reading the joint proxy statement/ prospectus and the other relevant documents filed with the SEC when they become available.

TODAY'S PRESENTERS Kenneth Donahey Chairman, President and Chief Executive Officer - LifePoint Hospitals Bill Gracey Chief Operating Officer - LifePoint Hospitals Mike Culotta Chief Financial Officer - LifePoint Hospitals

LifePoint to acquire Province in a cash and stock transaction $11.375 / share in cash Shares of stock, subject to the following collar mechanism: 0.3447 of a share if LifePoint's average share price at closing is below $33.00. a number of shares equal to $11.375 if LifePoint's average share price at closing is between $33.00 and $39.00. 0.2917 of a share if LifePoint's average share price at closing is above $39.00. Assumption of all Province debt Primary equity value, excluding options, of $1,131 million (1) Enterprise value of $1,715 million LifePoint will issue between approximately 14.5 million and 17.1 million shares; Province shareholders will own between approximately 27% and 30% of the combined entity Transaction subject to approval by both LifePoint and Province shareholders, receipt of necessary financing and customary regulatory approvals First half of 2005 Description: Consideration: Value: Ownership: Required Approvals: Expected Closing: Fully diluted equity value, including net options, is $1,188 million at $22.75 per Province share TRANSACTION OVERVIEW

Pure play non-urban, community-based health care provider 50 hospitals with approximately 5,285 beds in 19 states 47 of 50 hospitals are sole community providers Shared corporate strategy and values Combined revenues and EBITDA to exceed $1.7 billion and $340 million, respectively (1) Both Company's missions will continue through combined entity Before adjustments for expected synergies, Las Cruces acquisition, River Parishes acquisition, Brim divestiture and de novos LIFEPOINT AND PROVINCE - A NATURAL COMBINATION

ACQUISITION RATIONALE Achieves operational and financial scale and provides a platform to continue to grow in the non-urban hospital market A foundation of strong, established hospitals in growing markets Enhances our geographic diversity, expanding into 10 additional states Significant upside in Province's de novos and recently acquired hospitals; opportunity for margin expansion Shared corporate strategies and values Delivers tangible benefits to shareholders through synergies, earnings accretion and cash flow

CREATES SIGNIFICANT CRITICAL MASS Hospitals and licensed beds represent current acute care facilities as of June 2004 and does not include de novos Adjusted for recent divestitures

DIVERSIFIES REVENUE STREAM Number of Hospitals 30 hospitals 20 Hospitals 50 hospitals Largest Ten Hospitals (1) 55% Revenue 73% Revenue 44% Revenue Largest State (1) 34% Revenue 21% Revenue 17% Revenue Average Revenue/Hospital $30.2 Million $40.2 Million $33.4 Million LifePoint Pro Forma Province Based on Management reports for FY03 data

EXPANDING OUR GEOGRAPHIC FOOTPRINT

KEY GROWTH OPPORTUNITIES Las Cruces (New Mexico) Fort Mohave (Arizona) Coastal Carolina (South Carolina) 286 bed full-service tertiary hospital Fastest population growth in New Mexico and 11th fastest in U.S. County-run hospital, under- managed with previously negative EBITDA Province knows the facility, having provided consulting services prior to acquisition Already returned to profitability even before inclusion of payments from the county for indigent care Mid-teen EBITDA margin expected in the near term 60 bed facility expected to open in fourth quarter 2004 8 physician MOB / OP diagnostic center on campus with second MOB under construction Market doubled over last 10 years and should grow an additional 30% by 2007 Popular retirement destination in area's primary growth corridor Synergies with Needles, CA and Lake Havasu, AZ hospitals New facility, attractive area, and supportive community will enhance physician recruitment 41 bed facility with adjoining MOB Located at the major intersection of traffic between Hilton Head and Savannah, GA Scheduled opening of first quarter of 2005 Dramatic growth market for retirees and vacationers moving inland Community has been without an acute care facility since 2000 Widespread support throughout the local medical community with 90% of 25,000 sq. ft. MOB committed Significant revenue and EBITDA upside from Province's new hospitals

SIGNIFICANT MARGIN EXPANSION OPPORTUNITY Quarterly EBITDA Margin 1999 - Present Significant Earnings and Margin Upside from Province's Facilities

SHARED CULTURES AND VALUES Expanding the scope and quality of care for patients Supplying the necessary equipment and resources to physicians Creating an outstanding work environment for employees Strengthening the hospital's central role within the community Managing financial performance responsibly for stakeholders

FINANCIAL DISCUSSION

LifePoint will give Province shareholders between approximately 14.5 million and 17.1 million shares, representing approximately 27% and 31% of Pro Forma shares outstanding The cash consideration to stockholders (excluding cashing out options) will be $565.3 million Additionally, the transaction will necessitate the refinancing of $30 million of LifePoint's senior credit facility and Province's outstanding debt, totaling $523.9 million The Transaction is structured as a cash and stock deal Sources Uses Issuance of LifePoint Stock $565.3 Total Purchase of Province Equity $1,130.6 Term Loan B 1,325.0 Province Revolver 75.4 Undrawn Revolver ($400.0 million) 0.0 Province High Yield Debt 200.0 Total Sources $1,890.3 Province Convertible Debt 248.5 LifePoint Revolver 30.0 Severance Costs and Options 96.2 Transaction Expenses (1) 104.3 Excess Cash 5.3 Total Uses $1,890.3 Enterprise Value Calculation Includes debt retirement costs TRANSACTION SUMMARY

PRO FORMA CAPITALIZATION LifePoint Province Adjustments LTM Pro Forma June 30, 2004

POTENTIAL SYNERGIES Expected Savings Salaries and Benefits of Executive Officers $5.0 - $6.0 Salaries and Benefits of Other Duplicative Positions $4.0 - $5.0 Retirement Plan (1) $3.2 Other Corporate Costs $3.0 - $4.0 Total Synergies (2) $15.2 - $18.2 Synergy Exclusive of ESOP costs Note: The Company expects additional synergies from purchasing of supplies and technology ($ in millions)

POTENTIAL SYNERGIES AND TIMING Expected Timing of Synergies Impact on LTM EBITDA of 100% Synergies This transaction will generate significant synergies $151.6 Includes $2.0 million adjustment for River Parishes acquisition Includes $12.4 million adjustment for Las Cruces acquisition and $2.3 million adjustment for Brim divestiture $201.6

COMPARATIVE STATISTIC GRAPHS Combined Revenue Growth Combined EBITDA Growth 20.5% CAGR 16.6% CAGR 12.8% CAGR 20.2% CAGR LifePoint Province

# EBITDA RECONCILIATION

($ in millions)

**LifePoint**

| | 2001 | 2002 | 2003 | LTM |
|---|---|---|---|---|
| Adjusted EBITDA | $ 131.4 | $ 167.7 | $ 179.7 | $ 199.6 |
| Depreciation and amortization | (34.7) | (37.9) | (45.7) | (46.7) |
| Interest expense, net | (18.1) | (13.3) | (12.8) | (12.8) |
| Debt retirement costs | (2.6) | (31.0) | - | (1.5) |
| ESOP expense | (10.4) | (9.7) | (6.9) | (8.6) |
| Minority interests in earnings of consolidated entities | (2.7) | (2.2) | (0.7) | (1.1) |
| Gain on previously impaired assets | 0.5 | - | - | - |
| Provision for income taxes | (30.1) | (32.1) | (45.1) | (50.8) |
| Net income | $ 33.3 | $ 41.5 | $ 68.5 | $ 78.1 |

Adjusted EBITDA is defined as earnings before depreciation and amortization, interest expense, debt retirement costs, ESOP expense, minority interests in earnings of consolidated entities, and income taxes. Our management uses adjusted EBITDA to evaluate our operating performance and as a measure of performance for incentive compensation purposes. We believe adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. In addition, multiples of current or projected adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with accounting principles generally accepted in the United States and is susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

19

LIFEPOINT HOSPITALS, INC.

FINANCING Citigroup has committed to arrange a $1.725 billion senior secured credit facility consisting of: $400 million revolving credit facility (undrawn at closing) $1.325 billion Term Loan B This financing package is a permanent financing and provides LifePoint with certainty of execution No "bridge loan" The prepayable feature of this package also offers the Company future flexibility to consider alternative financing vehicles Provides flexibility for future acquisitions

EPS ACCRETION Based on our internal review, we expect the transaction to be immediately accretive on an earnings per share basis Before the acquisition, our 2005 EPS guidance would be $2.27 to $2.37; the acquisition increases this range to $2.35 to $2.45, representing approximately $0.08 accretion at the midpoint of the range, and increasing thereafter Additional upside as we identify additional synergy opportunities, execute our business plan, and refine our capital structure We will provide an update on our guidance in Q4 2004

Hospital Industry Cycle

SUMMARY

LIFEPOINT AND PROVINCE - Take-Aways Assets under-managed - significant margin upside Province facilities should achieve LifePoint margins Significant management turnover Company run as development, not operating company Three facilities not being factored into the equation Las Cruces Coastal Carolina Fort Mohave Synergies

******

     In connection with the proposed transaction, LifePoint Hospitals and Province Healthcare intend to file with the Securities and Exchange Commission (“SEC”) a joint proxy statement/prospectus, as part of a Registration Statement on Form S-4, and other relevant materials. The joint proxy statement/prospectus will be mailed to the stockholders of LifePoint Hospitals and Province Healthcare. Investors and security holders are advised to read the joint proxy statement/prospectus, registration statement and other relevant materials when they become available, as well as any amendments or supplements to those documents, because they will contain important information about LifePoint Hospitals, Province Healthcare and the proposed transaction. In addition, the joint proxy statement/prospectus, registration statement and other relevant materials filed by LifePoint Hospitals or Province Healthcare with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by LifePoint Hospitals by contacting Investor Relations, LifePoint Hospitals, Inc., 103 Powell Court, Suite 200, Brentwood, Tennessee, 37027, Phone: (615) 372-8500 and by Province Healthcare by contacting Investor Relations, Province Healthcare Company, 105 Westwood Place, Suite 400, Brentwood, Tennessee, 37027, Phone: (615) 370-1377.

     LifePoint Hospitals and Province Healthcare, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from their respective stockholders with respect to the transactions contemplated by the Merger Agreement. Information about the directors and executive officers of LifePoint Hospitals, and their interests in the transactions contemplated by the Merger Agreement, including their ownership of LifePoint Hospitals common stock, is set forth in the proxy statement for LifePoint Hospitals’ 2004 annual meeting, which was filed with the SEC on April 28, 2004. Information about the directors and executive officers of Province Healthcare, and their interests in the transactions contemplated by the Merger Agreement, including their ownership of Province Healthcare common stock, is set forth in the proxy statement for Province Healthcare’s 2004 annual meeting, which was filed with the SEC on April 20, 2004. Investors and security holders may obtain additional information regarding the interests of such potential participants by reading the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

     This document may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Such forward-looking statements, particularly those statements regarding the effects of the merger, reflect LifePoint Hospitals, Inc.’s and Province Healthcare Company’s current expectations and beliefs, are not guarantees of performance of LifePoint Hospitals or the newly formed combined entity and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from those described in the forward-looking statements. For example, such risks, uncertainties, assumptions and other factors include, without limitation, the possibility that (1) the companies may be unable to obtain the required stockholder or regulatory approvals; (2) problems may arise in successfully integrating the businesses of the two companies; (3) the acquisition may involve unexpected costs; (4) the combined company may be unable to achieve cost-cutting synergies; (5) the businesses may suffer as a result of uncertainty surrounding the acquisition; and (6) the combined company may be subject to future regulatory or legislative actions. For a further discussion of these and other risks, uncertainties, assumptions and other factors, see LifePoint Hospitals’ and Province Healthcare’s filings with the Securities and Exchange Commission. LifePoint Hospitals and Province Healthcare undertake no duty to update forward-looking statements.